EXHIBIT 99.1

Synthesis Energy Systems Completes Refinancing

of Working Capital Loan at Zao Zhuang JV Plant

HOUSTON, September 28, 2015 -- Synthesis Energy Systems, Inc. (SES) (NASDAQ: SYMX), a global energy and gasification technology company enabling clean, high-value energy and chemical products from multiple feedstocks, announced today that it has successfully extended its 20 million yuan (U.S. $3.1 million) working capital loan at SES’s Zao Zhuang New Gas Company Joint Venture facility (ZZ) in Zao Zhuang City, Shandong Province, China. The extension is for 11 months and is now due on August 22, 2016.

“This is an important step as we continue to make progress with our new ZZ partner, Rui Feng/Saikong, towards positioning the ZZ facility for profitability by repurposing the facility to produce acetic and propionic acid,” said Donald Huang, Managing Director of SES China operations. “Completing this loan extension demonstrates the local support we have for the repurposing and expansion project there. Our attention will now be focused on the work required to secure the necessary amendments to the existing government approvals as well as other financial and project planning steps required to start construction.”

In June 2015, SES entered into a definitive Share Purchase and Investment Agreement with Rui Feng Enterprises Limited, and an Operation and Management Agreement with Rui Feng’s affiliate, Shandong Saikong Automation Equipment Co. Ltd, to achieve SES’s strategic aim of partnering, expanding and repurposing the ZZ JV facility. SES sold 59.81% of its interest for $10 million to be paid in four installments, with an additional minimum equity investment from Rui Feng of $6.6 million to fund the plant expansion and increase the Rui Feng ownership to a capped limit of 73.53%. ZaoZhuang Energy retains 1.95% ownership in the new enterprise. The parties have been working together with local government officials to amend the existing syngas-to-methanol facility’s government approvals to allow for production of new products: 100,000 tons per year of acetic acid, as well as a secondary product of propionic acid (~10,000tpa). Once government approvals are obtained, the next steps will be to begin equipment financing and engineering for the refurbishment and expansion.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal and biomass through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology enables Growth With Blue Skies, and greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feedstocks. For more information, please visit: www.synthesisenergy.com.

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the ability of our ZZ joint venture to effectively operate XE's methanol plant and produce methanol; our ability to successfully expand the ZZ joint venture through our partnership with Saikong; the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the Tianwo-SES joint venture in the joint venture territory; our ability to successfully partner our technology business; our ability to develop our power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; events or circumstances which result in an impairment of assets, including, but not limited to, at our ZZ Joint Venture; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, including in particular methanol, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group

Investor Relations:

David Castaneda

Arsen Mugurdumov

414.351.9758

IR@synthesisenergy.com

Media Relations:

Susan Roush

747.222.7012

PR@synthesisenergy.com